                                    AGREEMENT


         AGREEMENT (the "Agreement") dated as of November 30, 1997 (the "Effective Date"), between Crusader Holding Corporation (the "Company"), Crusader Savings Bank, FSB and its subsidiaries (the "Bank"), and Crusader Mortgage Corporation ("Mortgage") (collectively "Crusader"), on the one hand, and Jeffrey K. Rafsky (the "Executive") and Satellite Mortgage Corporation ("Satellite"), on the other hand.

         WHEREAS, the Executive has been employed as President of Mortgage since 1996 and is the owner of 50 shares of common stock of Mortgage (the "Shares");

         WHEREAS, Crusader and the Executive mutually desire to have the employment of the Executive by Mortgage terminated as of the Effective Date and to provide for an orderly transfer of Executive's responsibilities;

         WHEREAS, Executive desires to sell to the Bank and the Bank desires to purchase from Executive the Shares; and

         WHEREAS, the parties wish to settle their mutual rights and obligations arising from, or related to, the termination of the Executive's employment with Crusader and to effectuate the purchase and sale of the Shares.

         NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Crusader and the Executive agree as follows:

         Section 1. Payment. The Executive agrees that he will resign from Crusader as of the Effective Date. Subject to the last sentence of this Section 1, Mortgage agrees to pay Satellite the sum of Two Hundred Fifty Thousand Dollars ($250,000) on May 31, 1998. Such payment shall be in lieu, and in complete discharge, of all obligations owed by Crusader to the Executive and Satellite including but not limited to all payments of base salary, bonus, profit sharing and all other compensation and benefits, as an employee of Mortgage, except as set forth herein.

         Section 2. Purchase and Sale of Stock. Following the execution of this Agreement, Executive agrees to deliver to the Bank a certificate representing the Shares with all required stock powers in return for which the Bank will deliver to Executive a certificate representing 150,000 shares (assuming the two for one stock split effected as a 100% stock dividend) of fully paid non-assessable shares of Common Stock of the Company (the "Company Shares"). Executive hereby agrees that the Company Shares shall be placed in escrow with an escrow agent selected by Crusader. Subject to the conditions set forth in

Subsections (a) and (b) of this Section 2, the Company Shares shall be released to Executive as follows: (i) one-half promptly after net income has been determined for Mortgage for the twelve months ended December 31, 1998 ("Net Income") but no later than February 15, 1999; (ii) one-third of the Company Shares remaining in escrow on the second anniversary of the Effective Date; and
(iii) the balance of the Company Shares on the third anniversary of the Effective Date.

                  (a) In the event that there is a claim for indemnification pursuant to the terms of the indemnification agreement attached hereto as Exhibit B, which has not been satisfied by Executive, Crusader is authorized to retain in escrow that number of Company Shares having the value of such unsatisfied claim until such time as such claim is resolved by a tribunal or by agreement of the parties; and

                  (b) In the event that Net Income, as determined in accordance with Generally Accepted Accounting Principles and the Company's current accounting practices (except that any Crusader management fee, net of the related tax effect, will be added back), of Mortgage is less than $1 million, the number of Company Shares to which Executive shall be entitled, subject to the escrow provisions, shall be equal to that number determined by multiplying 150,000 by a fraction the numerator of which is the actual net income of Mortgage for calendar year 1998 and the denominator of which is $1 million. Any shares in excess of that number shall be promptly returned to the Company. In the event that Executive disagrees with the calculation of Net Income, Executive shall provide to the Company a written notice setting forth an amount which he believes is Net Income. Upon receipt of such notice, the Company shall direct its independent auditors to perform an audit for the purpose of determining Net Income. The determination of the Company's independent auditors shall be final and binding upon the parties. In the event that the auditors determine that Net Income is equal to or greater than the amount set forth in the notice provided by Executive, the cost of such audit shall be borne by Crusader. Otherwise, the cost of such audit shall be borne by Executive.

         Section 3. Consulting. In addition to the payments set forth in Section 1 hereof, Crusader shall also pay to Satellite $225,000 payable in thirty-six equal monthly installments of $6,250. From December 1, 1997 until November 30, 2000, Executive shall, upon request and if permitted by regulatory agencies and applicable statutes, rules and regulation, provide consulting services to Crusader, its directors, officers and employees.

         Section 4. Resignation from Offices. The Executive agrees that as of the Effective Date he shall be deemed to have resigned from all offices and positions with Crusader, except as provided in Section 3 above.

         Section 5. No further Obligations of Crusader. Except as provided in Sections 1 through 3 and 9 hereof, Crusader shall have no further obligations whatsoever to the Executive, including any obligations under the Subscription and Shareholders Agreement dated June 24, 1996 among Executive, Douglas C. Campanell, RACA, LLC, the Bank and Mortgage.

         Section 6. Conditions of Benefits. Crusader shall provide to the Executive and Satellite the rights, payments and benefits set forth in Sections 1 through 3 hereof as consideration for and contingent upon (i) the execution by Executive and Satellite, non-revocation and honoring of a release of claims and covenant not to sue in favor of Crusader in the forms attached hereto as Exhibits A and A-1, (ii) the continued compliance by Executive and Satellite with the provisions of Sections 7, 8, 9, 10 and 11A hereof, (iii) the entering into an indemnification agreement in the form attached hereto as Exhibit B by Executive and Satellite, and (iv) the Executive executing a Shareholders Agreement, a copy of which is attached hereto as Exhibit C. In the event that Executive or Satellite breach any of the foregoing provisions, in addition to any other remedies available, Crusader may set off any damages incurred by Crusader resulting from such breach against the Company Shares held in escrow and may terminate its obligations under Sections 2 and 3 above.

         Section 7. Nondisclosure. The Executive and Satellite hereby agree that neither shall, at any time following the Effective Date, disclose or use for any purpose confidential information or proprietary data of Crusader (or any of its subsidiaries), except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published sources (other than as a result of unauthorized disclosure by Executive or Satellite) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Crusader. Executive and Satellite acknowledge and agree that Crusader will suffer irreparable injury in the event of any material breach of this Section 7, that damages resulting from such injury will be incapable of being precisely measured, and that Crusader will not have an adequate remedy at law to redress the harm which such violation shall cause. Therefore, Executive and Satellite agree that Crusader shall have the rights and remedies of specific performance and injunctive relief, in addition to any other rights or remedies that may be available at law or in equity or under this Agreement, in respect of any failure, or threatened failure, on the part of the Executive and Satellite to comply with the provisions of this Section 7, including, but not limited to, temporary restraining orders and temporary injunctions to restrain any violation or threatened violation of this Section 7 by Executive and Satellite.

         Section 8. Return of Crusader Property. The Executive acknowledges that all records, files, documents and equipment, all information relating to employees and suppliers, and any other materials that in any way relate to the business of Crusader which the Executive has accumulated during his employment by Crusader, other than information and documents publicly known or disseminated, are the property of Crusader, including all duplicates and copies of any of the foregoing, and that all such property shall be returned to the sole possession of Crusader promptly following the execution of this Agreement.

         Section 9. Business Goodwill. At all times following date hereof, the Executive shall and Executive shall instruct Satellite, its officers, directors, agents and employees to make no comments or take any other actions, direct or indirect, that will reflect adversely on Crusader or its officers, directors, employees or agents in such capacity or adversely affect their business reputation or goodwill. At all times following the date hereof, the Board of Directors, each director and each officer of Crusader shall make no comments or take any other actions, direct or indirect, that will reflect adversely on the Executive or Satellite or adversely affect their business reputation or goodwill, except for information which is publicly available. The Executive hereby agrees that for a period of three years following the Termination Date, he shall reasonably cooperate with Crusader in providing information that Crusader reasonably requests and in taking such other action as Crusader may reasonably request. The Executive acknowledges that it will be difficult to determine the appropriate level of damages to be paid by the Executive and Satellite in the event of a breach of the first sentence of this Section 9.

         Section 10. Non-Compete and Anti-Raiding. For a period of three years following Effective Date, Executive and Satellite agree not (a) to engage in any business or become an officer, director, employee or consultant to an entity whose business competes with the business of Mortgage, the Company or the Bank or any subsidiary or affiliate of either of them, (b) to counsel or attempt to induce any person who is currently in the employ of Crusader to leave the employ of Crusader or employ or attempt to employ any such person or persons who at any time during the preceding six months was in the employ of Crusader or (c) to counsel or attempt to induce such person who is currently a mortgage banker or broker of Crusader or who at any time during the preceding six months was a broker or banker of Crusader to terminate its relationship with Crusader or to direct loans to another lender that could have been referred to Crusader.

         Section 11. Representations and Warranties.

                  A. Executive and Satellite hereby represent and warrants to the Company, the Bank and Mortgage as follows:

                           1. Each is authorized to enter into this Agreement.

                           2. The execution of this Agreement by each will not violate any statute, rule or regulation applicable to him.

                           3. Executive owns the Shares free and clear of all pledges, liens, mortgages and encumbrances.

                           4. All loans originated by Mortgage during Executive's employment were lawfully originated and were in compliance with all applicable rules, regulations and statutes and the policies of Mortgage.

                           5. Executive has made no commitments to any employee of Mortgage, other than as disclosed in writing to Crusader as an exhibit to this Agreement.

                           6. Executive has made no commitments to any mortgage broker, mortgage banker or finder with respect to the business of the Company, the Bank or Mortgage, other than as disclosed in writing to Crusader as an exhibit to this Agreement.

                           7. Executive has made no misrepresentation of a material fact or omitted to state a material fact necessary to make any statement in light of the circumstances under which they were made, not misleading with respect to the business of the Company, the Bank or Mortgage.

                           8. While employed by Mortgage, Executive complied with all rules, regulations and statutes and the policies of the Company, the Bank and Mortgage, other than as disclosed to Crusader.

                  B. The Company, the Bank and Mortgage hereby represent and warrant to the Executive as follows:

                           1. Each of the Company, the Bank and Mortgage are authorized to enter into this Agreement.

                           2. The execution of this Agreement by the Company, the Bank and Mortgage will not violate any statute, rule or regulation applicable to any of them.

                           3. The Company Shares when issued will be fully paid and non-assessable.

                           4. Mortgage has adequate resources to fund its obligations under Section 1 hereof.

         Section 12. Miscellaneous.

                  A. Complete Agreement. This Agreement constitutes the entire agreement between the parties and cancels and supersedes all other agreements and understandings, whether written or oral, between the parties which may have related to the subject matter contained in this Agreement.

                  B. Modification; Agreement; Waiver. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

                  C. Governing Law; Jurisdiction. This Agreement and performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the Commonwealth of Pennsylvania, and the parties submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania located in Philadelphia for purposes of any actions or proceedings that may be required to enforce this Agreement.

                  D. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  E. Assignment. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs, provided, however, that neither Crusader nor the Executive may assign any duties under this Agreement without the prior written consent of the other.

                  F. Notices. All notices and other communications under this Agreement shall be in writing and shall be given in person or by telegraph, telefax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing or one day after transmission of a telegram or telefax, as the case may be, to the respective persons named below:

         If to Crusader:     Crusader Holding Corporation
                             1230 Walnut Street
                             Philadelphia, PA 19107
                             Attn: Secretary

         If to the Executive           Jeffrey K. Rafsky
                  or                   1110 Centennial Road
                  Satellite:           Narberth, PA  19072

                  G. Advice of Counsel. The Executive acknowledges that he has consulted with his own legal counsel with respect to the subject matter and the terms of this Agreement and that this Agreement is the product of negotiations between Crusader and its counsel on the one hand and the Executive and Satellite and their counsel on the other.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                  CRUSADER:           CRUSADER HOLDING CORPORATION


                                      By  /s/ Bruce A. Levy
                                         -----------------------------------

                                      Its  President
                                          ----------------------------------


                                      CRUSADER SAVINGS BANK, FSB


                                      By  /s/ Joseph T. Crowley
                                         -----------------------------------

                                      Its  President
                                          ----------------------------------



                                      CRUSADER MORTGAGE CORPORATION


                                      By  /s/ Bruce A. Levy
                                         -----------------------------------

                                      Its  President
                                          ----------------------------------



                  EXECUTIVE:           /s/ Jeffrey K. Rafsky
                                      --------------------------------------
                                      Jeffrey K. Rafsky



                                      SATELLITE MORTGAGE CORPORATION


                                      By  /s/ Jeffrey K. Rafsky
                                         -----------------------------------

                                      Its  President
                                          ----------------------------------

                                     JOINDER


         The undersigned for himself and for Satellite Mortgage Corporation ("Satellite"), in connection with the execution and performance of an agreement dated as of November 30, 1997 between Crusader Holding Corporation, Crusader Savings Banks FSB and Crusader Mortgage Corporation, on the one hand, and the undersigned and Satellite, on the other hand, hereby agrees to be bound by the terms of the Subscription and Shareholders' Agreement dated March 1, 1996 by and among the Company and the then shareholders of the Company, as amended, on January 31, 1997 and December 8, 1997.

Witness:



/s/ Bruce A. Levy                          /s/ Jeffrey K. Rafsky
-------------------------                  ----------------------------------
Bruce A. Levy                              Jeffrey K. Rafsky


                                           /s/ Jeffrey K. Rafsky
                                           ----------------------------------

                                           Satellite Mortgage Corporation
                                           By: Jeffrey K. Rafsky

                                    EXHIBIT A

                           GENERAL RELEASE AGREEMENT

         I, JEFFREY K. RAFSKY, for myself, my heirs, executors, administrators and assigns, if any, for and in consideration of the rights, payments and benefits under the Agreement between Jeffrey K. Rafsky and Satellite Corporation, on one hand and Crusader Holding Corporation, Crusader Savings Bank, FSB, and Crusader Mortgage Corporation (collectively "Crusader"), on the other hand, dated as of November 30, 1997 (the "Agreement") hereby agrees as follows:

         1. I waive, release and forever discharge Crusader, and its subsidiaries and affiliates, and each of their directors, officers and employees and each of their successors and assigns (hereinafter the "Released Parties"), of and from any and all past, present or future causes of action, suits, agreements or other claims which I have against the Released Parties upon or by reason of any matter, cause or thing whatsoever, including, without limitation, claims for any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Pennsylvania Human Relations Act and any other federal or state law, regulation or ordinance, or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment or termination of employment, and I promise not to file a lawsuit to assert any such claims; provided, however, that this release shall not apply to the payments, benefits and other obligations set forth in the Agreement.

         2. I acknowledge that I have carefully read and fully understand the provisions of this General Release Agreement, that I have had twenty-one (21) days from the date I received a copy of this General Release Agreement in which to consider entering into this General Release Agreement that if I sign and return this General Release Agreement before the end of that twenty-one (21) day period then I will have voluntarily waived my right to consider the Agreement for the full twenty-one (21) days and that I have executed this General Release Agreement voluntarily and with full knowledge of its significance, meaning and binding effect. I also acknowledge that Crusader has advised me in writing to consult with an attorney of my own choosing with regard to entering into this General Release Agreement and that I have done so.

         3. I acknowledge that I may revoke this General Release Agreement within seven (7) days of my execution of this document by submitting a written notice of my revocation to The Secretary of Crusader at Crusader. I also understand that this General Release Agreement shall not become effective or enforceable until the expiration of that seven (7) day period.

         4. I acknowledge that in my decision to enter into this General Release Agreement, I have not relied on any representations, promises or agreements of any kind, including oral statements by representatives of Crusader.

         IN WITNESS WHEREOF, and with the intention of being legally bound hereby, I have executed this General Release Agreement on the 12th day of December, 1997.



                                                /s/ Jeffrey K. Rafsky
                                                -------------------------------
                                                JEFFREY K. RAFSKY


Sworn to and subscribed
before me this 12th day
of December, 1997


/s/ Jacqueline Maria Whyte
-----------------------------
Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1

                           GENERAL RELEASE AGREEMENT

         SATELLITE MORTGAGE CORPORATION ("Satellite"), its affiliates and assigns, if any, for and in consideration of the rights, payments and benefits under the Agreement between Jeffrey K. Rafsky and Satellite Corporation, on one hand and Crusader Holding Corporation, Crusader Savings Bank, FSB, and Crusader Mortgage Corporation (collectively "Crusader"), on the other hand, dated as of November 30, 1997 (the "Agreement") hereby agrees as follows:

         Satellite hereby waives, releases and forever discharges Crusader, and its subsidiaries and affiliates, and each of their directors, officers and employees and each of their successors and assigns (hereinafter the "Released Parties"), of and from any and all past, present or future causes of action, suits, agreements or other claims which Satellite has or may in the future have against the Released Parties upon or by reason of any matter, cause or thing whatsoever; provided, however, that this release shall not apply to the payments, benefits and other obligations set forth in the Agreement.

         IN WITNESS WHEREOF, and with the intention of being legally bound hereby, Satellite has executed this General Release Agreement on the 12th day of December, 1997.




                                             SATELLITE MORTGAGE CORPORATION


Sworn to and subscribed                      By:  /s/ Jeffrey K. Rafsly
before me this 12th day                         ------------------------------
of December, 1997                            Its: President
                                                  ----------------------------



/s/ Jacqueline Maria Whyte
-------------------------------------
Notary Public

[NOTARIAL SEAL]

                                    EXHIBIT B

                           INDEMNIFICATION AGREEMENT

         I, JEFFREY K. RAFSKY, for myself, my heirs, executors, administrators and assigns, if any, and Satellite Mortgage Corporation ("Satellite") for itself and its assigns for and in consideration of the rights, payments and benefits under the Agreement between Jeffrey K. Rafsky and Satellite, on one hand and Crusader Holding Corporation, Crusader Savings Bank, FSB, and Crusader Mortgage Corporation (collectively "Crusader"), on the other hand dated as of November 30, 1997 (the "Agreement") hereby agrees as follows:


         1. We hereby agree to indemnify and hold harmless Crusader, its subsidiaries and affiliates, and each of their directors, officers and employees and each of their successors and assigns from and against all losses, claims, damages or liabilities to which such indemnified parties or any of them may be subject as a result of (a) any action or failure to act on the part of Rafsky as an employee of Crusader or (b) any breach of a representation or warranty contained in the Agreement. However, with respect to the representation contained in Section 11(A)(4) of the Agreement, Executive shall be liable for one-half of the damages incurred if he had no knowledge with respect to such breach.

         2. Each party indemnified under the provision above agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraph, it will promptly give written notice (herein called the Notice) of such service or notification to the indemnifying party or parties. The timely omission to notify the indemnifying party or parties of such service or notification shall not relieve the indemnifying party or parties from any liability which he or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. The indemnifying party or parties shall be entitled at its or their own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. The indemnifying party or parties shall be entitled, if he or they so elect within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party or parties, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determines that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the proceeding sentence and (B) the indemnifying party or parties shall bear such other expenses as he or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         3. No indemnifying party or parties will, without the prior written consent of the indemnified party or parties, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of such indemnified party or parties and each controlling person from all liability arising out of such claim, action, suit or proceeding.

         IN WITNESS WHEREOF, and with the intention of being legally bound hereby, I have executed this Indemnification Agreement on the 12th day of December, 1997.



                                           /s/ Jeffrey K. Rafsky
                                           -----------------------------------
                                           JEFFREY K. RAFSKY


                                           SATELLITE MORTGAGE CORPORATION


                                           BY: /s/ Jeffrey K. Rafsky
                                               -------------------------------

                                           ITS: President
                                                ------------------------------

Sworn to and subscribed
before me this 12th day
of December, 1997


/s/ Jacqueline Maria Whyte
------------------------------
Notary Public

[NOTARIAL SEAL]

                                        3